EXHIBIT 5.1


                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             One Beacon Street
                      Boston, Massachusetts 02108-3194

                       Telephone No.: (617) 573-4800
                       Facsimile No.: (617) 573-4822

                             December 29, 2000

CMGI, Inc.
100 Brickstone Square
Andover, Massachusetts  01810
Re:  CMGI, Inc. Form S-3


Ladies and Gentlemen:

               We have acted as special counsel to CMGI, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale under the Securities Act of 1933, as amended (the "Act"), of a good-faith estimate of 19,448,486 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company. The Shares may be issued in payment of some or all of the principal and interest owed on the promissory notes (the "Notes") issued by the Company in connection with the Company's purchase of a controlling interest in Tallan, Inc., on March 31, 2000.

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement on the Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on December 19, 2000 under the Act and the Amendment No. 1 thereto as filed with the Commission on the date hereof under the Act (collectively, the "Registration Statement"); (ii) the Notes, each representing a valid and binding obligation, enforceable in accordance with its terms; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as presently in effect; (v) the Restated By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when issued in payment of the Notes will be validly issued and fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the incorporation by reference of this opinion in any related abbreviated registration statement pursuant to Rule 462(b) under the Securities Act. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                  Very truly yours,

                                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP